UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

BOLT BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39988	47-2804636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Chesapeake Drive
Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 665-9295

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BOLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

On June 6, 2025, Bolt Biotherapeutics, Inc., a Delaware corporation (the “Company”), filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Amendment”), to effect a one-for-twenty (1:20) reverse stock split of its outstanding common stock, effective as of June 6, 2025 (the “Reverse Stock Split”). A series of alternate amendments to effect the Reverse Stock Split was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on May 27, 2025, and the specific one-for-twenty (1:20) ratio was subsequently approved by the Company’s Board of Directors on May 27, 2025.

The Amendment provides that at the effective time of the Reverse Stock Split, every 20 shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. The Reverse Stock Split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the Reverse Stock Split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans and employee stock purchase plan. In addition, the Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options and restricted stock units outstanding immediately prior to the effectiveness of the Reverse Stock Split with a corresponding increase in the exercise price per share applicable to such stock options. No fractional shares will be issued because of the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof.

The Company’s common stock is scheduled to begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens on June 9, 2025 under the existing ticker symbol “BOLT”. The new CUSIP number for the common stock following the Reverse Stock Split is 097702203. The par value per share of the common stock will remain unchanged at $0.00001.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bolt Biotherapeutics, Inc.

Date:	June 6, 2025	By:	/s/ William P. Quinn
William P. Quinn President, Chief Executive Officer and Chief Financial Officer